Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

LAW DEBENTURE TRUST COMPANY OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	01-0622605
(Jurisdiction of incorporation or organization if not a U.S.	(I.R.S. Employer Identification
national bank)	Number)

400 Madison Avenue, 4th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Law Debenture Trust Company of New York, 400 Madison Avenue, 4th Floor
New York, NY 10017, James D. Heaney, Managing Director, (212) 750-6474

(Name, address and telephone number of agent for services)

NRG Yield, Inc.

(Exact name of obligor as specified in its charter)

Delaware	46-1777204
State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 Carnegie Center
Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

1.                                      General information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417 and One Commerce Plaza, Albany, NY 12257

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-14.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

15.                               Foreign Trustee.

Not applicable.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                      A copy of the articles of association of the trustee as now in effect. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

2.                                      A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

3.                                      A copy of the existing bylaws of the trustee, or instruments corresponding thereto. (see Exhibit 3 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

4.                                      The consents of the trustee required by Section 321(b) of the Act. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-133414, which is incorporated by reference).

5.                                      A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Law Debenture Trust Company of New York, a trust company organized and existing under the laws of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 12th day of June, 2015.

Law Debenture Trust Company of New York
(Trustee)

By:	/S/ James D. Heaney
James D. Heaney
Managing Director

Exhibit 5

T-1 Item 16

Consolidated Report of Condition (attached as Exhibit 5 hereto) of

LAW DEBENTURE TRUST COMPANY OF NEW YORK

of 400 Madison Avenue, New York, NY 10017,

a limited purpose trust company (“LDTC-NY”) and U.S. subsidiary of Law Debenture Corporation plc, London, England (“Law Debenture”), at the close of business December 31, 2014, published with the Federal Financial Institutions Examination Council/Board of Governors of the Federal Reserve System, and in accordance with Chapter 2 of the Consolidated Laws of the State of New York Banking Department license granted on May 8, 2002.

I, Sam Pau, Controller of Law Debenture Trust Company of New York do hereby declare that this Report of Condition has been prepared in conformance with instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

IN WITNESS WHEREOF, I have executed this certificate the 12th of June, 2015.

/S/ Sam Pau
Sam Pau
Controller
Law Debenture Trust Company of New York

I, James D. Heaney, Managing Director of Law Debenture Trust Company of New York, do hereby attest that the signature set forth above is the true and genuine signature of Sam Pau of Law Debenture Trust Company of New York.

/S/ James D. Heaney
Attested by: James D. Heaney
Its: Managing Director

Law Debenture Trust Company of New York

FFIEC 041 **Exhibit A**
PAGE RC-1
13

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2014

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou	
ASSETS					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin[1]	0081			689	1.a.
b. Interest-bearing balances[2]	0071		49	534	1.b.
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)	1754				2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	1773				2.b.
3. Federal funds sold and securities purchased under agreements to resell:					
a. Federal funds sold	B987				3.a.
b. Securities purchased under agreements to resell[3]	B989				3.b.
4. Loans and lease financing receivables (from Schedule RC-C)					
a. Loans and leases held for sale	5369				4.a.
b. Loans and leases, net of unearned income	B528				4.b.
c. LESS: Allowance for loan and lease losses	3123				4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529				4.d.
5. Trading assets (from Schedule RC-D)	3545				5.
6. Premises and fixed assets (including capitalized leases)	2145			5	6.
7. Other real estate owned (from Schedule RC-M	2150				7.
8. Investments in unconsolidated subsidiaries and associated companies	2130				8.
9. **Direct and indirect investments in real estate ventures**	3656				9.
10. Intangible assets:					
a. Goodwill	3163				10.a.
b. Other intangible assets (from Schedule RC-M)	0426				10.b.
11. Other assets (from Schedule RC-F)	2160		3	289	11.
12. Total assets (sum of items 1 through 11)	2170		53	482	12.

[1] Includes cash items in process of collection and unposted debits.
[2] Includes time certificates of deposit not held for trading.
[3] Includes all securities resale agreements, regardless of maturity.
[4] Includes noninterest-bearing demand, time and savings deposits.

FFIEC 041
PAGE RC-3
14

Schedule RC—Continued

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou	
LIABILITIES					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	2200				13.a.
(1) Noninterest-bearing[1]	6631				13.a.(1)
(2) Interest-bearing	6636				13.a.(2)
b. Not applicable					
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased[2]	B993				14.a.
b. Securities sold under agreements to repurchase[3]	B995				14.b.
15. Trading liabilities (from Schedule RC-D)	3548				15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	3190				16.
17. and 18. Not applicable					
19. Subordinated notes and debentures[4]	3200				19.
20. Other liabilities (from Schedule RC-G)	2930		9	041	20.
21. Total liabilities (sum of items 13 through 20)	2948		9	041	21.
22. **Not applicable**					
EQUITY CAPITAL					
Bank Equity Capital					
23. Perpetual preferred stock and related surplus	3838				23.
24. Common stock	3230			1	24.
25. Surplus (excludes all surplus related to preferred stock)	3839		49	876	25.
26. a. Retained earnings	3632			316	26.a.
b. Accumulated other comprehensive income[5]	B530				26.b.
c. Other equity capital components[6]	A130				26.c.
27. a. **Total bank equity capital (sum of items 23 through 26.c)**	3210		50	193	27.a.
b. **Noncontrolling (minority) interests in consolidated subsidiaries**	3000				27.b
28. **Total equity capital (sum of items 27.a and 27.b)**	G105		50	193	28.
29. **Total liabilities and equity capital (sum of items 21 and 28)**	3300		59	482	29.

Memoranda

To be reported with the March Report of Condition.

	RCON	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2013		1	M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank' financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

	RCON	MM	DD	
2. **Bank's fiscal year-end date**	8678	12	31	M.2.

[1] Includes total demand deposits and noninterest-bearing time and savings deposits.
[2] Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
[3] Includes all securities repurchase agreements, regardless of maturity.
[4] Includes limited-life preferred stock and related surplus.
[5] Includes, but not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments..
[6] Includes treasury stock and unearned Employee Stock Ownership Plan shares.